                                                                    EXHIBIT 99.2

FOR MORE INFORMATION CONTACT:           Peter Prodromou
                                        Trinity Communications
                                        (617) 292-7391
                                        pprodromou@trinitynet.com

FOR IMMEDIATE RELEASE

           HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
                     FOR FIRST QUARTER ENDED MARCH 31, 2002

COMPANY ALSO ANNOUNCES COMPLETED ACQUISITIONS BRINGING SHOPPING CENTER PORTFOLIO
 TO 149 PROPERTIES AND 25.1 MILLION SQUARE FEET OF COMPANY-OWNED GROSS LEASABLE
                                      AREA

Boston, MA...June 5, 2002...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company") today reported results of operations for the first quarter ended March 31, 2002. Financial highlights for the quarter included:

     - An increase of 36.3% in Funds from Operations (FFO) to $9.7 million for the first quarter 2002 from $7.1 million for the first quarter 2001. On a diluted per share basis, FFO increased to $1.41 per share for the first quarter 2002 as compared to $1.04 per share for the first quarter 2001, a 35.6% increase. Weighted average common shares outstanding were 6,845,461 for the first quarter 2002 as compared to 6,818,320 for the first quarter 2001.

     - Net loss attributable to common shareholders increased 6.4% to ($6.2) million for the first quarter 2002 from ($5.8) million for the first quarter 2001. On a diluted per share basis, net loss decreased 7.1% to ($0.91) per share for the first quarter 2002 as compared to ($0.85) per share for the first quarter 2001.

     - Income from rentals and recoveries increased 1.9% to $66.5 million for the first quarter 2002 from $65.3 million for the first quarter 2001. Approximately 96% of first quarter 2002 total income was derived from our shopping center properties.

     - As of March 31, 2002, the Company had a portfolio of 143 shopping centers totaling approximately 23.5 million square feet of company-owned gross leasable area. Occupancy of the overall portfolio was reported at 92.2% leased for the first quarter of 2002. In addition, as described below, since March 31, 2002, the Company has acquired an additional 6 shopping centers totaling approximately 1.6 million square feet of company-owned gross leasable area.

Results of operations for the first quarter ended March 31, 2002 do not reflect the impact of the Company's initial public offering (IPO), which was not completed until the second quarter of 2002. On April 29, 2002, the Company completed its IPO, pursuant to which it sold 14,000,000 shares of common stock at a price of $25.00 per share. The Company received net proceeds from the IPO of approximately $321 million, after deducting the underwriters' discount and estimated offering expenses, and used these net proceeds to fully repay all of the Company's outstanding $100 million subordinated debt, to repay approximately $214 million of the outstanding indebtedness under the Company's prior senior unsecured credit facility, and to pay the approximately $7 million fee associated with terminating the hedge which was in place with respect to the $150 million term loan under our prior senior unsecured credit facility. In connection with the IPO, all shares of Heritage's Series A Cumulative Convertible Preferred Stock and redeemable equity outstanding converted automatically into shares of the Company's common stock on a one for one basis.

On May 24, 2002, the Company sold an additional 80,556 shares of common stock to the underwriters of the IPO pursuant to the exercise of an overallotment option granted to the underwriters The Company received additional net proceeds of approximately $2 million, which were used to repay outstanding indebtedness of the Company.

In accordance with SEC rules, the Company has filed a Form 10-Q for the quarter ended March 31, 2002. The Company's Form 10-Q for the quarter ended March 31, 2002 is required to be filed by June 8, 2002, or 45 days after the effective date of the Company's registration statement for the IPO.

"We were pleased to be able to achieve increases in total revenues and funds from operations while increasing our operating margin compared with the year ago quarter," stated Heritage President and Chief Executive Officer, Thomas Prendergast. "Our ability to accomplish this reflects positively on Heritage's strategy of owning properties anchored by tenants that maintain solid performance even in a difficult economy. This strategy allowed us to continue to maintain strong occupancy and renew numerous expired leases for increased rents during the quarter. Additionally, we made acquisitions during the period of properties with tenant mixes that fit the profile of the Heritage strategy."

OPERATING RESULTS
LEASING ACTIVITY
At March 31, 2002, the Company's portfolio was 92.2% leased. During the first quarter of 2002, the Company executed 125 leases (new and renewed), for 516,791 square feet, and achieved an approximately 10.2% increase over prior rents

SAME PROPERTY OPERATING RESULTS
With respect to the properties owned and operated by the Company for both the three months ended March 31, 2002 and 2001, same property net operating income increased 1.4%.

                          SAME PROPERTY OPERATING DATA
                                 (IN THOUSANDS)

                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                         ------------------------------------
                                             2002                 2001
                                         --------------     -----------------
   Total income                            $  64,682           $    64,132
   Operating expenses                        (18,910)              (18,988)
                                         --------------     -----------------
   Net Operating Income                    $  45,772           $    45,144            1.4%
                                         ==============     =================

ACQUISITION ACTIVITY
Heritage announced year-to-date acquisitions totaling 7 shopping centers, 6 of which are grocer-anchored. The properties, which together encompass approximately 2 million square feet of company-owned gross leasable area, were acquired in four separate transactions at a total purchase price of approximately $150.3 million. An important evaluation criteria for the acquired properties was the profile of the tenant mix relative to Heritage's business strategy. Heritage's strategy is to own properties with a dominant grocer as a primary anchor, an off-price softgoods retailer as secondary anchor and discount retailers as ancillary anchors. All three categories have tended to perform strongly even during the most recent economic downturn. Set forth below is information regarding the Company's property acquisitions.

THE PIONEER PROPERTIES
On May 17, 2002, the Company completed its acquisition of the Pioneer Properties, consisting of the following 4 shopping centers, 3 of which are grocer-anchored, as follows:

     - Berkshire Crossing, an approximately 434,000 square foot grocer-anchored shopping center located in Pittsfield, Massachusetts. The center is currently 99% leased and is anchored by Wal-Mart, Price Chopper, Barnes & Noble and Home Depot.

     - Grand Traverse Crossing, an approximately 387,000 square foot shopping center located in Grand Traverse, Michigan. The center is currently 95% leased and is anchored by Wal-Mart, Home Depot, Staples and Borders.

     - Bedford Grove, an approximately 217,000 square foot grocer-anchored shopping center located in Bedford, New Hampshire. The center is currently 100% occupied and is anchored by Shop N Save and Wal-Mart.

     - Salmon Run, an approximately 182,000 square foot grocer-anchored shopping center located in Watertown, New York. The center is currently 100% leased and is anchored by Hannaford Brothers and Pier 1 Imports.

The purchase price for this transaction was approximately $77.8 million and was funded with a combination of the issuance of units of limited partnership interest in one of the Company's operating partnerships, the Company's assumption of approximately $55.1 million of mortgage indebtedness, and from borrowing under the Company's credit facility.

CROSS KEYS COMMONS
On March 15, 2002, the Company completed the acquisition of Cross Keys Commons, an approximately 371,000 square foot grocer-anchored shopping center located in Turnersville, New Jersey. The center is currently 91% leased and is anchored by Acme Markets, Wal-Mart and Staples.

The purchase price for this transaction was approximately $34.0 million and was funded with borrowings under the Company's credit facility.

MARKETPLACE SHOPPING CENTER
On May 21, 2002, the Company completed the acquisition of Marketplace Shopping Center, an approximately 244,000 square foot grocer-anchored shopping center located in Independence, Missouri. The center is currently 96% leased and is anchored by Price Chopper and Old Navy.

The purchase price for this transaction was approximately $19.9 million and was funded with borrowings under the Company's credit facility.

MONTGOMERY TOWNE CENTER
On May 7, 2002, the Company completed the acquisition of Montgomery Towne Center, an approximately 146,000 square foot grocer-anchored shopping center located in Montgomery, Alabama. The center is currently 100% occupied and is anchored by Winn Dixie, Barnes & Noble, Bed, Bath & Beyond and Old Navy.

On May 31, 2002, the Company completed the acquisition of an additional 32,000 square feet at Montgomery Towne Center, which is anchored by Circuit City.

The combined purchase prices for these transactions was approximately $18.6 million and was funded with a combination of the Company's assumption of an approximately $7.9 milion mortgage loan and cash from borrowings under the Company's credit facility.

DISPOSITION ACTIVITY
On March 21, 2002, the Company completed the sale of Flower Hill, an office building located in New York, for approximately $4.2 million, which resulted in net gains of approximately $1.4 million.

NEW LINE OF CREDIT FACILITY
On April 29, 2002, Heritage entered into a $350 million unsecured line of credit with Fleet National Bank as agent. This new line of credit replaced the Company's prior $425 million senior unsecured credit facility with Fleet. This new line of credit will be used principally to fund growth opportunities and for working capital purposes. In connection with this new facility, the Company terminated its prior credit facility with Fleet, including the interest rate collar then in place.

This new line of credit bears interest at a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points, depending upon the Company's debt rating, and requires monthly payments of interest. In addition, this new line of credit has a facility fee based on the amount committed ranging from 15 basis points to 25 basis points, depending upon the Company's debt rating, and requires quarterly payments.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol HTG. Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of March 31, 2002, the company had a portfolio of 143 shopping centers totaling approximately 23.5 million square feet of company-owned gross leasable area, located in 26 states. Our shopping center portfolio was approximately 92% leased as of March 31, 2002.

Heritage is headquartered in Boston Massachusetts and has 13 regional offices located in the Eastern and Midwestern United States.

A copy of Heritage's first quarter 2002 "Supplemental Operating and Financial Data" will be available on the Investor section of the Company's website at http://www.heritagerealty.com. These materials are also available by contacting Peter Prodromou of Trinity Communications at 617-292-7391 or by written request to:
                  Peter Prodromou
                  Trinity Communications
                  399 Boylston Street
                  Boston, MA 02116

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of our shopping centers, including of our tenants, real estate conditions, future bankruptcies of our tenants, execution of shopping center redevelopment programs, our ability to finance our operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2002 AND DECEMBER 31, 2001
                            (IN THOUSANDS OF DOLLARS)

                                                                                         MARCH 31,       DECEMBER 31,
                                                                                           2002              2001
                                                                                        ----------       ------------
                                                                                        (unaudited)
                                     Assets
Real estate investments, net......................................................      $1,861,424        1,845,168
Cash and cash equivalents.........................................................           8,360            6,146
Accounts receivable, net of allowance for doubtful accounts of
$8,195 in 2002 and $7,473 in 2001.................................................          20,665           23,639
Prepaids and other assets.........................................................          14,516           13,327
Deferred financing and leasing costs..............................................          17,777           18,684
                                                                                        ----------        ---------
        Total assets..............................................................      $1,922,742        1,906,964
                                                                                        ==========        =========

             Liabilities, Redeemable Equity and Shareholders' Equity
Liabilities:
   Mortgage loans payable.........................................................      $  490,550          492,289
   Unsecured notes payable........................................................         201,490          201,490
   Line of credit facility........................................................         368,000          343,000
   Subordinated debt..............................................................         100,000          100,000
   Accrued expenses and other liabilities.........................................          67,207           69,630
   Accrued distributions..........................................................          23,768           12,041
                                                                                        ----------        ---------
        Total liabilities.........................................................       1,251,015        1,218,450
                                                                                        ----------        ---------
Series B Preferred Units..........................................................          50,000           50,000
Series C Preferred Units..........................................................          25,000           25,000
Other minority interests..........................................................           2,943            2,952
                                                                                        ----------        ---------
        Total minority interests..................................................          77,943           77,952
                                                                                        ----------        ---------

Redeemable equity:
   Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par
      value, 3,743,315 shares issued and outstanding at March 31, 2002 and
      December 31, 2001, respectively; and common stock, $.001 par value,
      1,256,685 shares issued and outstanding at March
      31, 2002 and December 31, 2001, respectively................................         123,343          123,094
                                                                                        ----------        ---------

Shareholders' equity:
   Series A 8.5% Cumulative Convertible Participating Preferred Stock, $.001 par
      value; 25,000,000 shares authorized; 16,679,876 and 16,598,452 shares issued and outstanding at March 31, 2002 and December 31, 2001,
      respectively................................................................              16               16
   Common stock, $.001 par value; 70,000,000 shares authorized; 5,588,776 and
      5,561,635 shares issued and outstanding at March 31, 2002 and
      December 31, 2001, respectively.............................................               6                6
   Additional paid-in capital.....................................................         551,816          551,623
   Cumulative distributions in excess of net income...............................        (74,302)          (55,435)
   Accumulated other comprehensive loss...........................................         (7,095)           (8,742)
                                                                                        ----------        ---------
        Total shareholders' equity................................................         470,441          487,468
                                                                                        ----------        ---------
        Total liabilities, redeemable equity and shareholders' equity.............      $1,922,742        1,906,964
                                                                                        ==========        =========

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE DATA)

                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                           2002             2001
                                                                                        ----------       ----------
Income:
   Rentals and recoveries......................................                         $   66,530           65,315
   Interest and other..........................................                                 15              127
                                                                                        ----------       ----------
        Total income...........................................                             66,545           65,442
                                                                                        ----------       ----------

Expenses:
   Property operating expenses.................................                              9,932           10,508
   Real estate taxes...........................................                              9,524            9,045
   Depreciation and amortization...............................                             17,380           15,337
   Interest....................................................                             21,121           22,077
   Interest-related party......................................                                 --            1,264
   General and administrative..................................                              3,246            3,164
                                                                                        ----------       ----------
        Total expenses.........................................                             61,203           61,395
                                                                                        ----------       ----------
        Income before net gains (losses).......................                              5,342            4,047
Net gains on sales of real estate investments..................                              1,374            2,339
Net derivative (losses) gains..................................                               (150)             512
                                                                                        ----------       ----------
        Income before allocation to minority interests.........                              6,566            6,898
Income allocated to Series B & C Preferred Units...............                             (1,664)          (1,664)
                                                                                        ----------       ----------
        Net income.............................................                              4,902            5,234
Preferred stock distributions..................................                            (10,850)         (10,808)
Accretion of redeemable equity.................................                               (249)            (249)
                                                                                        ----------       ----------
        Net loss attributable to common shareholders...........                         $   (6,197)          (5,823)
                                                                                        ==========       ==========

Per-share data:
   Basic loss attributable to common shareholders..............                         $    (0.91)      $    (0.85)
                                                                                        ==========       ==========
   Diluted loss attributable to common shareholders............                         $    (0.91)      $    (0.85)
                                                                                        ==========       ==========

Weighted average common shares outstanding.....................                          6,845,461        6,818,320
                                                                                        ==========       ----------

Net Income.....................................................                         $    4,902            5,234
                                                                                        ----------       ----------
Other comprehensive gain (loss):
   Cumulative transition adjustment of interest rate collar
      as of January 1, 2001....................................                                 --           (2,477)
   Gain (loss) on Effective portion of interest rate collar....                              1,647           (2,813)
                                                                                        ----------       ----------
   Total other comprehensive gain (loss).......................                              1,647           (5,290)
                                                                                        ----------       ----------
        Comprehensive income (loss)............................                         $    6,549              (56)
                                                                                        ==========       ==========

                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                      CALCULATION OF FUNDS FROM OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE DATA)

                                                            FOR THE THREE MONTHS ENDED MARCH 31,
                                                            ------------------------------------
                                                                      2002         2001
                                                                    --------     --------
          Net income ...........................................    $  4,902        5,234

          Add (deduct):
             Depreciation and amortization (real-estate
             related) ..........................................      17,271       15,280
             Net gains on sales of real estate investments
             and equipment .....................................      (1,374)      (2,339)
             Preferred stock distributions .....................     (10,850)     (10,808)
             Accretion of redeemable equity ....................        (249)        (249)
                                                                    --------     --------
          Funds from Operations ................................    $  9,700        7,118
                                                                    ========     ========
          Funds from Operations Per Share Diluted ..............    $   1.41     $   1.04
                                                                    ========     ========

The White Paper on Funds from Operations approved by NAREIT in March 1995 defines Funds from Operations as net income (loss) computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In November 1999, NAREIT issued a National Policy Bulletin effective January 1, 2000 clarifying the definition of Funds from Operations to include all operating results, both recurring and non-recurring, except those defined as extraordinary under GAAP.

The Company believes that Funds from Operations is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT, which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.